Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Arotech Corporation
Ann Arbor, Michigan:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-153487) and Form S-8 (Nos. 333-160717, 333-146752, 333-124960, 333-86728 and 333-59902) of Arotech Corporation of our report dated March 30, 2011, relating to the consolidated financial statements and financial statement schedule of Arotech Corporation which appear in this Form 10-K for the year ended December 31, 2010.

/s/ BDO USA, LLP

BDO USA, LLP

Grand Rapids, Michigan
March 30, 2011